UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2019

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on August 5, 2019, Fifth Third Bancorp (“Fifth Third”) entered into an accelerated share repurchase transaction with Citibank, N.A. (“Citi”) pursuant to which Fifth Third would purchase approximately $100 million of its outstanding common stock (the “August 5th 2019 Repurchase”). Fifth Third is repurchasing these shares of its common stock as part of its 100 million share repurchase program previously announced in a press release on June 18, 2019 and a current report on Form 8-K filed on June 20, 2019 (the “June 2019 Repurchase Program”).

On August 14, 2019, Fifth Third was notified by Citi that it had finished purchasing shares in connection with the August 5th 2019 Repurchase. A total of 3,150,482 shares were repurchased upon execution of the August 5th 2019 Repurchase, and an additional 694,238 shares were repurchased today upon completion of the August 5th 2019 Repurchase. In total, 3,844,720 shares have been repurchased at an average price of $26.5897 per share.

After completion of the August 5th 2019 Repurchase and the initial settlement of the $200 million share repurchase agreement entered into between Fifth Third and Citi on August 7, 2019 (the “August 7th 2019 Repurchase”), Fifth Third had approximately 88 million shares of remaining repurchase authority under the aforementioned June 2019 Repurchase Program. The final settlement of the August 7th 2019 Repurchase may utilize additional repurchase authority under the June 2019 Repurchase Program.

Citi and certain of its affiliates have performed, and in the future may perform, various financial advisory and other services for Fifth Third and Fifth Third’s affiliates for which they have received, and may in the future receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

August 16, 2019	By:	/s/ James C. Leonard
James C. Leonard
Executive Vice President and Treasurer